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                                                                      EXHIBIT 21

         Information relating to certain of the subsidiaries of Peoples Heritage Financial Group, Inc. as of December 31, 1999 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Peoples Heritage Financial Group, Inc.


Direct Subsidiaries:

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Peoples Heritage Bank                                      Maine
Bank of New Hampshire                                      New Hampshire
Family Bank, FSB                                           United States
Glastonbury Bank & Trust Company                           Connecticut
Peoples Heritage Capital Trust I                           Delaware

Indirect Subsidiaries:

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Heritage Investment Planning Group, Inc.(1)                Maine
Peoples Heritage Leasing Corp.(1)                          Maine
MPN Holdings (holding company for                          Maine
    insurance brokerage subsidiaries)(1)



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(1)  Subsidiary of Peoples Heritage Bank.